PRICING SUPPLEMENT dated April 30, 2025

(To the Prospectus and Prospectus Supplement, each dated
April 13, 2023, Product Supplement no. WF-1-I dated April
13, 2023 and Prospectus Addendum dated June 3, 2024)

Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270004 and 333-270004-01

JPMorgan Chase Financial Company LLC Global Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

$2,195,000 Market Linked Securities — Auto-Callable with Contingent Coupon with Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

■  Linked to the Class A common stock of Robinhood Markets, Inc. (the “Underlying Stock”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you are repaid the principal amount of your securities at maturity will depend, in each case, on the stock closing price of the Underlying Stock on the relevant calculation day.

■  Contingent Coupon Payments. The securities will pay a contingent coupon payment on a monthly basis until the earlier of maturity or automatic call if, and only if, the stock closing price of the Underlying Stock on the calculation day for the relevant month is greater than or equal to the coupon threshold price. If the stock closing price of the Underlying Stock on a calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment for the relevant month. However, if the stock closing price of the Underlying Stock on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price of the Underlying Stock is greater than or equal to the coupon threshold price, the securities will pay the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid). If the stock closing price of the Underlying Stock is less than the coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The contingent coupon rate is 20.00% per annum.

■  Automatic Call. If the stock closing price of the Underlying Stock on any of the monthly calculation days from July 2025 to March 2028, inclusive, is greater than or equal to the starting price, we will automatically call the securities for the principal amount plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

■  Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will be repaid the principal amount at maturity if, and only if, the stock closing price of the Underlying Stock on the final calculation day is greater than or equal to the downside threshold price. If the stock closing price of the Underlying Stock on the final calculation day is less than the downside threshold price, you will have full downside exposure to the decrease in the price of the Underlying Stock from the starting price, and you will lose more than 50%, and possibly all, of the principal amount of your securities.

■  The coupon threshold price is equal to 60% of the starting price. The downside threshold price is equal to 50% of the starting price.

■  You will not participate in any appreciation of the Underlying Stock or receive any dividends paid on the Underlying Stock.

■  Investors may lose a significant portion or all of the principal amount.

■  The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

■  No exchange listing; designed to be held to maturity

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Selected Risk Considerations” on page PS-9 in this pricing supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

	Price to Public(1)	Fees and Commissions(2)(3)	Proceeds to Issuer
Per Security	$1,000.00	$23.25	$976.75
Total	$2,195,000	$51,033.75	$2,143,966.25
(1)	See “Supplemental Use of Proceeds” in this pricing supplement for information about the components of the price to public of the securities.
(2)	Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	In respect of certain securities sold in this offering, J.P. Morgan Securities LLC, which we refer to as JPMS, may pay a fee of $3.00 per security to selected dealers in consideration for marketing and other services in connection with the distribution of the securities to other dealers.

The estimated value of the securities, when the terms of the securities were set, was $935.10 per security. See “The Estimated Value of the Securities” in this pricing supplement for additional information.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Terms of the Securities

Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
Underlying Stock:	The Class A common stock of Robinhood Markets, Inc. (Bloomberg ticker: HOOD) (the “Underlying Stock”). We refer to the issuer of the Underlying Stock as the “Underlying Stock Issuer.” The accompanying product supplement refers to the Underlying Stock as a “Reference Stock.”
Pricing Date:	April 30, 2025
Issue Date:	May 5, 2025
Stated Maturity Date[1]:	May 3, 2028
Principal Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a principal amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the coupon threshold price. In addition, if the stock closing price of the Underlying Stock on one or more calculation days is less than the coupon threshold price and, on a subsequent calculation day, the stock closing price of the Underlying Stock is greater than or equal to the coupon threshold price, on the contingent coupon payment date related to that subsequent calculation day, you will receive the contingent coupon payment due for that subsequent calculation day plus all previously unpaid contingent coupon payments (without interest on amounts previously unpaid).

Each “contingent coupon payment,” if any, will be calculated per security as follows:

($1,000 × contingent coupon rate) / 12

Notwithstanding anything to the contrary in the accompanying product supplement, any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the Underlying Stock on any calculation day is less than the coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the Underlying Stock on a calculation day is less than the coupon threshold price and the stock closing price of the Underlying Stock on each subsequent calculation day up to and including the final calculation day is less than the coupon threshold price, you will not receive any unpaid contingent coupon payment in respect of any of those calculation days. In addition, if the stock closing price of the Underlying Stock is less than the coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates[1]:	Monthly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date
Contingent Coupon Rate:	The “contingent coupon rate” is 20.00% per annum.
Automatic Call:

If the stock closing price of the Underlying Stock on any of the calculation days from July 2025 to March 2028, inclusive, is greater than or equal to the starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the principal amount per security plus a final contingent coupon payment and any previously unpaid contingent coupon payments.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date.

Calculation Days[1]:	Monthly, on the 28th day of each month, commencing May 2025 and ending April 2028. We refer to April 28, 2028 as the “final calculation day.”
Call Settlement Date[1]:	Three business days after the applicable calculation day

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due). The “maturity payment amount” per security will equal:

•         if the ending price is greater than or equal to the downside threshold price: $1,000; or

•         if the ending price is less than the downside threshold price:

$1,000 + ($1,000 × stock return)

If the securities are not automatically called prior to maturity and the ending price is less than the downside threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of the Underlying Stock, but you will have full downside exposure to the Underlying Stock on the final calculation day if the ending price is less than the downside threshold price.

Stock Return:	The “stock return” is the percentage change from the starting price to the ending price, calculated as follows: ending price – starting price starting price
Coupon Threshold Price:	$29.466, which is equal to 60% of the starting price
Downside Threshold Price:	$24.555, which is equal to 50% of the starting price
Starting Price:	$49.11, the stock closing price of the Underlying Stock on the pricing date
Ending Price:	The “ending price” will be the stock closing price of the Underlying Stock on the final calculation day.
Stock Closing Price:	“Stock closing price” has the meaning set forth under “The Underlyings — Reference Stocks — Certain Definitions” in the accompanying product supplement. The stock closing price of the Underlying Stock is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Additional Terms:	Terms used in this pricing supplement, but not defined herein, will have the meanings ascribed to them in the accompanying product supplement.
Calculation Agent:	J.P. Morgan Securities LLC (“JPMS”)
Tax Considerations:	For a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the securities, see “Tax Considerations.”
Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	48136DJK4
Fees and Commissions:

Wells Fargo Securities, LLC, which we refer to as WFS, acting as agent for JPMorgan Financial, will receive selling commissions from us of $23.25 per security. WFS has advised us that it may provide dealers, which may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of $17.50 per security. In addition to the concession allowed to WFA, WFS has advised us that it may pay $0.75 per security of the selling commissions to WFA as a distribution expense fee for each security sold by WFA. See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

In addition, in respect of certain securities sold in this offering, JPMS may pay a fee of $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We, WFS or an affiliate may enter into swap agreements or related hedge transactions with one of our or their other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS, WFS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Supplemental Use of Proceeds” below and “Use of Proceeds and Hedging” in the accompanying product supplement.

1 Subject to postponement in the event of a non-trading day or a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to a Single Underlying” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement. For purposes of the accompanying product supplement, the calculation days are Determination Dates and the contingent coupon payment dates and the call settlement dates are Payment Dates.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement. This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. WF-1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029547/ea152823_424b2.pdf
•	Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf
•	Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617. As used in this pricing supplement, “we,” “us” and “our” refer to JPMorgan Financial.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate” in this pricing supplement. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates” in this pricing supplement.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities” in this pricing supplement.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Notes — Secondary market prices of the notes will be impacted by many economic and market factors” in the accompanying product supplement. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be approximately three months. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Selected Risk Considerations — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period” in this pricing supplement.

Supplemental Use of Proceeds

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “Hypothetical Examples and Returns” in this pricing supplement for an illustration of the risk-return profile of the securities and “The Underlying Stock” in this pricing supplement for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to WFS (which WFS has advised us includes selling concessions and distribution expense fees), plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Supplemental Terms of the Securities

Any values of the Underlying Stock, and any values derived therefrom, included in this pricing supplement may be corrected, in the event of manifest error or inconsistency, by amendment of this pricing supplement and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You seek an investment with contingent coupon payments at a rate of 20.00% per annum until the earlier of maturity or automatic call, if, and only if, the stock closing price of the Underlying Stock on the applicable calculation day is greater than or equal to the coupon threshold price.
▪	You do not anticipate that the stock closing price of the Underlying Stock will be less than the coupon threshold price on any calculation day, and you are willing and able to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are willing and able to accept the risk that, if the securities are not automatically called and the ending price is less than the downside threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are willing and able to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You are willing and able to forgo participation in any appreciation of the Underlying Stock, and you understand that any return on your investment will be limited to the contingent coupon payments that may be payable on the securities.
▪	You are willing and able to accept the risks associated with an investment linked to the performance of the Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the Underlying Stock, nor will you have any voting rights with respect to the Underlying Stock.
▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically called.
▪	You are willing and able to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces fixed periodic interest or coupon payments or other non-contingent sources of current income.
▪	You anticipate that the stock closing price of the Underlying Stock will be less than the coupon threshold price on any calculation day, and you are unwilling or unable to accept the risk that, if it is, you may receive few or no contingent coupon payments over the term of the securities.
▪	You are unwilling or unable to accept the risk that, if the securities are not automatically called and the ending price is less than the downside threshold price, you will lose more than 50%, and possibly all, of the principal amount of your securities at maturity.
▪	You are unwilling or unable to accept the risk that the securities may be automatically called and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.
▪	You seek exposure to any upside performance of the Underlying Stock or you seek an investment with a return that is not limited to the contingent coupon payments that may be payable on the securities.
▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the Underlying Stock, as explained in more detail in the “Selected Risk Considerations” section of this pricing supplement.
▪	You seek an investment that entitles you to dividends or distributions that may be paid to holders of the Underlying Stock, or voting rights with respect to the Underlying Stock.
▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity.
▪	You are unwilling or unable to assume our and JPMorgan Chase & Co.’s credit risks for all payments on the securities.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” section in this pricing supplement, the “Risk Factors” sections in the accompanying prospectus supplement and product supplement and Annex A to the accompanying prospectus addendum. For more information about the Underlying Stock, please see the section titled “The Underlying Stock” below.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Determining Payment on a Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment (plus any previously unpaid contingent coupon payments) or you will not receive a contingent coupon payment, depending on the stock closing price of the Underlying Stock on the related calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due) for a range of hypothetical performances of the Underlying Stock on the final calculation day from the starting price to the ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price and whether you hold your securities to stated maturity.

Hypothetical Security Return
Stock Return
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
50% contingent
downside
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Percentage Change in the Stock Closing Price from Pricing Date to Final Calculation Day

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlying Stock. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

•	If the Securities Are Not Automatically Called and the Ending Price Is Less Than the Downside Threshold Price, You Will Lose More Than 50%, and Possibly All, of the Principal Amount of Your Securities at Maturity — The securities do not guarantee the full return of principal. If the securities are not automatically called, the return on the securities at maturity is linked to the performance of the Underlying Stock and will depend on the extent to which the Underlying Stock has depreciated. If the ending price is less than the downside threshold price, you will lose 1% of the principal amount of the securities for every 1% that the ending price is less than the starting price. Accordingly, under these circumstances, you will lose more than 50%, and possibly all, of your principal amount at maturity.
•	The Securities Do Not Guarantee the Payment of Interest and May Not Pay Any Interest at All — If the securities have not been automatically called, we will make a contingent coupon payment (plus any previously unpaid contingent coupon payments, without interest on amounts previously unpaid) on a contingent coupon payment date if, and only if, the stock closing price of the Underlying Stock on the related calculation day is greater than or equal to the coupon threshold price. If the stock closing price of the Underlying Stock on a calculation day is less than the coupon threshold price, no contingent coupon payment will be made on the related contingent coupon payment date. Accordingly, if the stock closing price of the Underlying Stock on each calculation day is less than the coupon threshold price, you will not receive any contingent coupon payments over the term of the securities.
•	The Potential Return on the Securities Is Limited to the Sum of Any Contingent Coupon Payments and You Will Not Participate in Any Appreciation of the Underlying Stock — The potential return on the securities is limited to the sum of any contingent coupon payments that may be paid over the term of the securities, regardless of any appreciation of the Underlying Stock, which may be significant. You will not participate in any appreciation of the Underlying Stock. Therefore, your return on the securities may be lower than the return on a direct investment in the Underlying Stock.
•	You Will Be Subject to Reinvestment Risk — If your securities are automatically called early, the term of the securities may be reduced to as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity. Even in cases where the securities are called before maturity, you are not entitled to any fees and commissions described on the front cover of this pricing supplement.
•	The Securities Are Subject to the Credit Risks of JPMorgan Financial and JPMorgan Chase & Co. — Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads, as determined by the market for taking that credit risk, is likely to adversely affect the value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
•	As a Finance Subsidiary, JPMorgan Financial Has No Independent Operations and Has Limited Assets — As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
•	Higher Contingent Coupon Rates Are Associated with Greater Risk — The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the principal amount per security at maturity. The volatility of the Underlying Stock is an important factor affecting this risk. Volatility is a measure of the

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

degree of variation in the price of the Underlying Stock over a period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Greater expected volatility of the Underlying Stock as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of the Underlying Stock will be less than the coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the ending price will be less than the downside threshold price such that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the principal amount per security at maturity.

•	The Benefit Provided by the Downside Threshold Price May Terminate on the Final Calculation Day — If the ending price is less than the downside threshold price and the securities have not been automatically called, the benefit provided by the downside threshold price will terminate and you will be fully exposed to any depreciation of the Underlying Stock.
•	No Dividend Payments or Voting Rights — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the Underlying Stock would have.
•	Lack of Liquidity — The securities will not be listed on any securities exchange. Accordingly, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS or WFS is willing to buy the securities. You may not be able to sell your securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

•         The U.S. Federal Tax Consequences of the Securities Are Uncertain, and May Be Adverse to a Holder of the Securities — See “Tax Considerations” below and “Risk Factors — Risks Relating to the Notes Generally — The tax consequences of an investment in the notes are uncertain” in the accompanying product supplement.

Risks Relating to Conflicts of Interest

•	Potential Conflicts — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

•	The Estimated Value of the Securities Is Lower Than the Original Issue Price (Price to Public) of the Securities — The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Does Not Represent Future Values of the Securities and May Differ from Others’ Estimates — The estimated value of the securities is determined by reference to internal pricing models of our affiliates when the terms of the securities are set. This estimated value of the securities is based on market conditions and other relevant factors existing at that time and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “The Estimated Value of the Securities” in this pricing supplement.
•	The Estimated Value of the Securities Is Derived by Reference to an Internal Funding Rate — The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Estimated Value of the Securities” in this pricing supplement.

•	The Value of the Securities as Published by JPMS (and Which May Be Reflected on Customer Account Statements) May Be Higher Than the Then-Current Estimated Value of the Securities for a Limited Time Period — We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Secondary Market Prices of the Securities” in this pricing supplement for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
•	Secondary Market Prices of the Securities Will Likely Be Lower Than the Original Issue Price of the Securities — Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the stated maturity date could result in a substantial loss to you. See the immediately following risk consideration for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Lack of Liquidity” above.

•	Many Economic and Market Factors Will Impact the Value of the Securities — As described under “The Estimated Value of the Securities” in this pricing supplement, the securities can be thought of as securities that combine a fixed-income debt component with one or more derivatives. As a result, the factors that influence the values of fixed-income debt and derivative instruments will also influence the terms of the securities at issuance and their value in the secondary market. Accordingly, the secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, estimated hedging costs and the price of the Underlying Stock, including:
•	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
•	customary bid-ask spreads for similarly sized trades;
•	our internal secondary market funding rates for structured debt issuances;
•	the actual and expected volatility of the Underlying Stock;
•	the time to maturity of the securities;
•	the dividend rate on the Underlying Stock;
•	the occurrence of certain events affecting the Underlying Stock that may or may not require an adjustment to the adjustment factor of the Underlying Stock;
•	interest and yield rates in the market generally; and
•	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements.  This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the Underlying Stock

•	No Affiliation with the Underlying Stock Issuer — We are not affiliated with the Underlying Stock Issuer. We have not independently verified any of the information about the Underlying Stock Issuer contained in this pricing supplement. You should make your own investigation into the Underlying Stock and the Underlying Stock Issuer. We are not responsible for the Underlying Stock Issuer’s public disclosure of information, whether contained in SEC filings or otherwise.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

•	Limited Trading History — The Underlying Stock commenced trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.
•	The Anti-Dilution Protection Is Limited and May Be Discretionary — The calculation agent will make adjustments to the adjustment factor for the Underlying Stock and other adjustments for certain corporate events affecting the Underlying Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the Underlying Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. Subject to the foregoing, the calculation agent is under no obligation to consider your interests as a holder of the securities in making these determinations.
•	Any Payment on the Securities Will Depend upon the Performance of the Underlying Stock and Therefore the Securities Are Subject to the Following Risks, Each as Discussed in More Detail in the Accompanying Product Supplement.
•	The Securities May Become Linked to the Common Stock of a Company Other Than the Original Underlying Stock Issuer.
•	You Will Have No Ownership Rights in the Underlying Stock. Investing in the securities is not equivalent to investing directly in the Underlying Stock. As a holder of the securities, you will not have any ownership interest or rights in the Underlying Stock, such as voting rights or rights to receive cash dividends or other distributions. In addition, the issuer of the Underlying Stock will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the Underlying Stock and the securities.
•	Historical Prices of the Underlying Stock Should Not Be Taken as an Indication of the Future Performance of the Underlying Stock During the Term of the Securities.
•	We Cannot Control Actions by the Underlying Stock Issuer.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the principal amount of your securities plus a final contingent coupon payment and any previously unpaid contingent coupon payments on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment(s) received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical stock returns, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment and any previously unpaid contingent coupon payments, if due).

Hypothetical stock return	Hypothetical maturity payment amount per security
75.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
40.00%	$1,000.00
30.00%	$1,000.00
20.00%	$1,000.00
10.00%	$1,000.00
0.00%	$1,000.00
-10.00%	$1,000.00
-20.00%	$1,000.00
-30.00%	$1,000.00
-40.00%	$1,000.00
-50.00%	$1,000.00
-51.00%	$490.00
-60.00%	$400.00
-75.00%	$250.00
-90.00%	$100.00
-100.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid (and whether any previously unpaid contingent coupon payments will be paid) and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the third calculation day, which is approximately three months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 20.00% per annum and assume the hypothetical starting price, coupon threshold price and stock closing prices indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price is the stock closing price of the Underlying Stock on the pricing date and is specified under “Terms of the Securities —Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stock, please see the historical information set forth under “The Underlying Stock” in this pricing supplement.

Example 1 – Hypothetical Calculation Day #1. The hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than the hypothetical coupon threshold price and less than the hypothetical starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on hypothetical calculation day #1:	$90.00
Hypothetical coupon threshold price:	$60.00

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #1 is greater than the hypothetical coupon threshold price, but less than the hypothetical starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $16.67 per security, determined as follows: (i) $1,000 multiplied by 20.00% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2 – Hypothetical Calculation Day #2. The hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #2 is less than the hypothetical coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on hypothetical calculation day #2:	$59.00
Hypothetical coupon threshold price:	$60.00

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #2 is less than the hypothetical coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called.

Example 3 – Hypothetical Calculation Day #3. The hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #3 is greater than the hypothetical starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the principal amount plus a final contingent coupon payment (plus the previously unpaid contingent coupon payment).

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical stock closing price on hypothetical calculation day #3:	$115.00
Hypothetical coupon threshold price:	$60.00

Since the hypothetical stock closing price of the Underlying Stock on hypothetical calculation day #3 is greater than the hypothetical starting price, the securities would be automatically called and you would receive the principal amount plus a final contingent coupon payment. Because no contingent coupon payment was received in connection with hypothetical calculation day #2, you would also receive the previously unpaid contingent coupon payment on the applicable contingent coupon payment date, which is also referred to

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

as the call settlement date. On the call settlement date, you would receive $1,033.34 per security. You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price, coupon threshold price or downside threshold price. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

The hypothetical starting price of $100.00 has been chosen for illustrative purposes only and does not represent the actual starting price. The actual starting price is the stock closing price of the Underlying Stock on the pricing date and is specified under “Terms of the Securities — Starting Price” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Stock, please see the historical information set forth under “The Underlying Stock” in this pricing supplement.

Example 1. The hypothetical ending price is greater than the hypothetical starting price, the maturity payment amount is equal to the principal amount of your securities at maturity and you will receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$145.00
Hypothetical coupon threshold price:	$60.00
Hypothetical downside threshold price:	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	45.00%

Since the hypothetical ending price is greater than the hypothetical downside threshold price, the maturity payment amount would equal the principal amount. Although the hypothetical ending price is significantly greater than the hypothetical starting price in this scenario, the maturity payment amount will not exceed the principal amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments).

Example 2. The hypothetical ending price is less than the hypothetical starting price but greater than the hypothetical coupon threshold price and the hypothetical downside threshold price, the maturity payment amount is equal to the principal amount of your securities at maturity and you will receive a final contingent coupon payment (plus any previously unpaid contingent coupon payments):

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$80.00
Hypothetical coupon threshold price:	$60.00
Hypothetical downside threshold price:	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	-20.00%

Since the hypothetical ending price is less than the hypothetical starting price but greater than the hypothetical downside threshold price, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security as well as a final contingent coupon payment (plus any previously unpaid contingent coupon payments) because the hypothetical ending price is greater than the hypothetical coupon threshold price.

Example 3. The hypothetical ending price is less than the hypothetical starting price and the hypothetical coupon threshold price but greater than the hypothetical downside threshold price, the maturity payment amount is equal to the principal amount of your securities at maturity but you will not receive a final contingent coupon payment or any previously unpaid contingent coupon payments:

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$55.00
Hypothetical coupon threshold price:	$60.00
Hypothetical downside threshold price:	$50.00

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Underlying Stock
Hypothetical stock return (ending price – starting price) / starting price:	-45.00%

Since the hypothetical ending price is less than the hypothetical starting price but greater than the hypothetical downside threshold price, you would be repaid the principal amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $1,000 per security but no final contingent coupon payment or any previously unpaid contingent coupon payments because the hypothetical ending price is less than the hypothetical coupon threshold price.

Example 4. The hypothetical ending price is less than the hypothetical coupon threshold price and the hypothetical downside threshold price, the maturity payment amount is less than the principal amount of your securities at maturity and you do not receive a final contingent coupon payment or any previously unpaid contingent coupon payments:

Underlying Stock
Hypothetical starting price:	$100.00
Hypothetical ending price:	$40.00
Hypothetical coupon threshold price:	$60.00
Hypothetical downside threshold price:	$50.00
Hypothetical stock return (ending price – starting price) / starting price:	-60.00%

Since the hypothetical ending price is less than the hypothetical downside threshold price, you would lose a portion of the principal amount of your securities and receive the maturity payment amount equal to $400.00 per security, calculated as follows:

= $1,000 + ($1,000 × stock return)

= $1,000 + ($1,000 × -60.00%)

= $400.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date, you would receive $400.00 per security, but no final contingent coupon payment or any previously unpaid contingent coupon payments because the hypothetical ending price is less than the hypothetical coupon threshold price.

These examples illustrate that you will not participate in any appreciation of the Underlying Stock, but will be fully exposed to a decrease in the Underlying Stock if the ending price is less than the downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the Underlying Stock differ from the values assumed above, the results indicated above would be different.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until automatically called.  These hypotheticals do not reflect the fees or expenses that would be associated with any sale in the secondary market.  If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

The Underlying Stock

All information contained herein on the Underlying Stock and on Robinhood Markets, Inc. is derived from publicly available sources, without independent verification. According to its publicly available filings with the SEC, Robinhood Markets, Inc. operates a financial services platform that facilitates the purchase and sale of options, cryptocurrencies and equities. The Underlying Stock, is registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and is listed on The Nasdaq Stock Market. Information provided to or filed with the SEC by Robinhood Markets, Inc. pursuant to the Exchange Act can be located by reference to the SEC file number 001-40691, and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete.

Historical Information

The following graph sets forth the historical performance of the Underlying Stock based on the daily historical closing prices of the Underlying Stock from July 29, 2021 through April 30, 2025. The Underlying Stock commenced trading on The Nasdaq Stock Market on July 29, 2021 and therefore has limited historical performance. The closing price of the Underlying Stock on April 30, 2025 was $49.11. We obtained the closing prices above and below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices above and below may have been adjusted by Bloomberg for corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy.

The historical closing prices of the Underlying Stock should not be taken as an indication of future performance, and no assurance can be given as to the stock closing price of the Underlying Stock on any calculation day.  There can be no assurance that the performance of the Underlying Stock will result in the return of any of your principal amount or the payment of any interest.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. WF-1-I. The following discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of securities.

In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent coupon payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations.  The U.S. federal income tax treatment of contingent coupon payments is uncertain, and although we believe it is reasonable to take a position that contingent coupon payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent coupon payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our representation that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel believes that these regulations should not apply to the securities with regard to non-U.S. Holders, and we have determined to treat the securities as not being subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Market Linked Securities—Auto-Callable with Contingent Coupon With Memory Feature and Contingent Downside

Principal at Risk Securities Linked to the Class A Common Stock of Robinhood Markets, Inc. due May 3, 2028

Validity of the Securities and the Guarantees

In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.